Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 2-80751 of the Metropolitan Series Fund, Inc. on Form N-1A (the “Registration Statement”) of our report dated February 11, 2005, appearing in the annual report to shareholders of the BlackRock Money Market Portfolio (formerly known as State Street Research Money Market Portfolio), Lehman Brothers Aggregate Bond Index Portfolio, Salomon Brothers Strategic Bond Opportunities Portfolio, Salomon Brothers U.S. Government Portfolio, BlackRock Bond Income Portfolio (formerly known as State Street Research Bond Income Portfolio), MFS Total Return Portfolio, BlackRock Diversified Portfolio (formerly known as State Street Research Diversified Portfolio), Capital Guardian U.S. Equity Portfolio, Davis Venture Value Portfolio, FI Value Leaders Portfolio, Harris Oakmark Large Cap Value Portfolio, Jennison Growth Portfolio, Met/Putnam Voyager Portfolio, MetLife Stock Index Portfolio, MFS Investors Trust Portfolio, BlackRock Investment Trust Portfolio (formerly known as State Street Research Investment Trust Portfolio), BlackRock Legacy Large Cap Growth Portfolio (formerly known as State Street Research Large Cap Growth Portfolio), BlackRock Large Cap Value Portfolio (formerly known as State Street Research Large Cap Value Portfolio), T. Rowe Price Large Cap Growth Portfolio, Zenith Equity Portfolio, FI Mid Cap Opportunities Portfolio, Harris Oakmark Focused Value Portfolio, MetLife Mid Cap Stock Index Portfolio, Neuberger Berman Partners Mid Cap Value Portfolio, BlackRock Aggressive Growth Portfolio (formerly known as State Street Research Aggressive Growth Portfolio), Franklin Templeton Small Cap Growth Portfolio, Loomis Sayles Small Cap Portfolio, Russell 2000 Index Portfolio, BlackRock Strategic Value Portfolio (formerly known as State Street Research Aurora Portfolio), T. Rowe Small Cap Growth Portfolio, FI International Stock Portfolio, Morgan Stanley EAFE Index Portfolio, and Scudder Global Equity Portfolio for the year ended December 31, 2004. We further consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2005